EXHIBIT 5.1

6234 Yellowstone Rd. P.O. Box 1557 Cheyenne, Wyoming 82003 307-638-7745 (office) 307-638-7749 (fax) 613 S. Washington Afton, WY 83110 307-885-7745

Henry F. Bailey, Jr.

Lance T. Harmon*

Wallace L. Stock

Dale W. Cottam**

Douglas W. Bailey*

Ronald J. Lopez

Andrew D. Bailey

Brandon B. Taylor* ϯ

*Also licensed in Colorado

**Also licensed in Nebraska

ϯ Also licensed in New Mexico

August 20, 2024

ShiftPixy, Inc.

4101 NW 25th Street

Miami, FL 33142

Re: Registration Statement on S-1

Ladies and Gentlemen:

We have acted as counsel to ShiftPixy, Inc., a Wyoming corporation (the “Company”) in connection with the proposed sale and issuance (the “Offering”) of up to $15,000,000 of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares, the “Shares”), (ii) Warrants (the “Series A Common Warrants”) to purchase shares of Common Stock (the “Series A Common Warrant Shares”), (iii) Warrants (the “Series B Common Warrants” and together with the Series A Common Warrants, the “Common Warrants”) to purchase shares of Common Stock (the “Series B Common Warrant Shares”) and (iv) Pre-Funded Warrants (the “Pre-Funded Warrants” and, collectively with the Common Warrants, the “Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Series A Common Warrant Shares and Series B Common Warrant Shares, the “Warrant Shares” and, collectively with the Shares and the Warrants, the “Securities”) being issued to the Purchasers (as defined below), pursuant to the Registration Statement on Form S-1 (Registration No. 333-280566) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”), and the related prospectus contained therein (the “Prospectus”). The Securities are to be sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and each purchaser signatory thereto (each, a “Purchaser” and collectively, the “Purchasers”).

In connection with this opinion, we have:

(i) examined and relied upon: (A) the Registration Statement and Prospectus, (B) the form of Common Warrant to be filed as an exhibit to the Registration Statement, (C) the form of Pre-Funded Warrant to be filed as an exhibit to the Registration Statement, (D) the Company’s Articles of Incorporation and Bylaws, as currently in effect, (E) the Purchase Agreement, and (F) originals or copies certified to our satisfaction of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed necessary or appropriate to enable us to render the opinion expressed below; and

ShiftPixy

August 20, 2024

(ii) assumed that the Securities to be sold by the Company will be sold at a price and on terms established by the Board of Directors of the Company in accordance with the Wyoming Business Corporation Act. As to certain factual matters, we have relied upon representations of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on signed documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (except we have not made such assumption with respect to the Company).

Our opinion herein is expressed solely with respect to the general corporate law of the State of Wyoming. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This is an opinion of counsel, based upon the experience, knowledge, and information presented to us and is not a guarantee of the obligations, warranties, duties, or commitments, or expected outcomes of this transaction as contemplated by the Purchase Agreement and the documents related thereto.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

(i) the Shares have been duly authorized for issuance and sale and, when issued and paid for as described in the Registration Statement, will be validly issued and fully paid and non-assessable;

(ii) The Warrants have been duly authorized for issuance by the Company; and

(iii) The Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants, in accordance with the terms therein and the terms of the Warrants, will be validly issued, fully-paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(i) With respect to the opinions above, we have assumed that, in the case of the offering and sale of the Securities, (A) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness or qualification shall not have been terminated or rescinded; and (B) the Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus.

www.Performance-Law.com

ShiftPixy

August 20, 2024

(ii) This letter is limited to matters governed by Chapter 16 of Title 17 of the Wyoming Statutes (“Laws”), subject to the further exceptions and limitations provided for herein.

(iii) This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

(iv) Our opinion is subject to, and may be limited by, is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally; (ii) general principles of equity, including without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; (iii) limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable laws or otherwise, including, without limitation, any provision providing for rights of indemnity or contribution to a party against, or exculpation from, liability for its own wrongful or negligent acts, or where or to the extent such indemnity or contribution or exculpation is contrary to public policy; (iv) limitations on the enforceability of any provision of any agreement which is in violation of public policy; (v) general rules of contract law with respect to matters such as the election of remedies, cumulative remedies, the limits of severability, parol evidence, mutuality of obligations and opportunity to cure; and (vi) the effect of laws and judicial decisions providing that oral modifications to a contract or waivers of contractual provisions may be enforceable notwithstanding any express provision in any of the agreements that such agreement may only be modified or waived in writing.

(v) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(vi) We express no opinion as to any provision of the Purchase Agreement (or any related document thereto) that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, or (e) relates to exclusivity, election or accumulation of rights or remedies.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Best Regards,

BAILEY | STOCK | HARMON | COTTAM | LOPEZ LLP

/s/ Ronald J. Lopez
RONALD J. LOPEZ

www.Performance-Law.com